SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 25, 1997



                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)



     Washington                      0-26820                    93-0962605
  (State or other                  (Commission                 (IRS Employer
  jurisdiction of                  File Number)             Identification No.)
   incorporation)

 2815 Eastlake Avenue East
 Seattle, Washington                                            98102-3027
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code:         (206) 325-0800



                                      None
          (Former name or former address, if changed since last report)


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
Item 5.  Other Events
         ------------

         Warrant Exercise Offer/Redemption Completed.
         --------------------------------------------

         On May 23, 1997, the Company announced that it would redeem all of its outstanding Redeemable Common Stock Purchase Warrants (the "Warrants") on June 25, 1997, and that through June 24, 1997, it had lowered the exercise price of the Warrants from $7.20 to $5.00 per Warrant with each Warrant being exercisable for 1.25 shares of Common Stock (the "Exercise Offer").

         The Company has completed the Exercise Offer and redemption of the Warrants. Altogether, 2,130,527 Warrants were exercised pursuant to the Exercise Offer, with the Company receiving gross proceeds of $10,652,635 and issuing an aggregate of 2,663,119 shares of Common Stock. The Company redeemed the remaining 95,604 Warrants at the redemption price of $.05 per Warrant. The Warrants have been delisted from trading on the Nasdaq SmallCap Market and the Warrants are no longer registered under Section 12(g) of the Securities Exchange Act of 1934.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TERA COMPUTER COMPANY


                                       By: /s/ James E. Rottsolk
                                           -------------------------------
                                               James E. Rottsolk
                                               President and Chief Executive
                                                 Officer

Date: July 11, 1997


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